Exhibit 16.1

PricewaterhouseCoopers LLP 1300 SW Fifth Avenue Suite 3100 Portland, OR 97201 Telephone: (971) 544-4000 Fax: (971) 544-4100

July 13, 2007

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Northwest Pipe Company (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Northwest Pipe Company dated July 13, 2007. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP